Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-113835 of Cabela’s Incorporated on Form S-1 of our report dated March 23, 2004, (May 25, 2004 as to Notes 20 and 21) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the consolidated statement of cash flows) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Omaha, Nebraska May 25, 2004